Exhibit 1.1

EXECUTION VERSION

PURCHASE AGREEMENT

June 12, 2013

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
DEUTSCHE BANK SECURITIES INC.

RBC CAPITAL MARKETS, LLC

RBS SECURITIES INC.
     As Representatives of the Initial Purchasers
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

Introductory.  Summit Midstream Holdings, LLC, a Delaware limited liability company (“Summit Midstream”) and Summit Midstream Finance Corp. ( “Finance Corp.” and, together with Summit Midstream, the “Issuers”) propose to issue and sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and the other several Initial Purchasers named in Schedule A (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $300,000,000 aggregate principal amount of the Issuers’ 7 ½% Senior Notes due 2021 (the “Notes”).  Merrill Lynch has and Deutsche Bank Securities Inc., RBC Capital Markets, LLC and RBS Securities Inc. have agreed to act as the representatives of the several Initial Purchasers (the “Representatives” in connection with the offering and sale of the Notes.

The Securities (as defined below) will be issued pursuant to an indenture, to be dated as of June 17, 2013 (the “Indenture”), among the Issuers, Summit Midstream Partners, LP, a Delaware limited partnership (the “Parent Guarantor”), the subsidiary guarantors listed on Schedule B hereto (together with the Parent Guarantor, the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).  The Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a letter of representations, to be dated on or before the Closing Date (as defined in Section 2 hereof) (the “DTC Agreement”), among the Issuers, the Trustee and the Depositary.

The holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date (the “Registration Rights Agreement”), among the Issuers, the Guarantors and the Representatives, pursuant to which the Issuers  and the Guarantors may be required to file with the Securities and Exchange Commission (the “Commission”), under the circumstances set forth therein, (i) a registration statement under the Securities Act (as defined below) relating to another series of debt securities of the Issuers with terms substantially identical to the Notes (the “Exchange Notes”) to be offered in exchange for the Notes (the “Exchange Offer”) and (ii) a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes, and in each case, to use their best efforts to cause such registration statements to be declared effective.  All references herein to the Exchange Notes and the Exchange Offer are only applicable if the Issuers and the Guarantors are in fact required to consummate the Exchange Offer pursuant to the terms of the Registration Rights Agreement.

The payment of principal, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally by the Guarantors and any subsidiary of Summit Midstream formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns, pursuant to their guarantees (the “Guarantees”).  The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities”; and the Exchange Notes and the Guarantees attached thereto are herein collectively referred to as the “Exchange Securities.”

The Parent Guarantor has entered into that certain Contribution Agreement (the “Contribution Agreement”), dated as of June 4, 2013, with Summit Midstream Partners Holdings, LLC, a Delaware limited liability company (“Summit Holdings”), and Bison Midstream, LLC, a Delaware limited liability company (“Bison”), pursuant to which Summit Holdings contributed all of the membership interests in Bison to the Parent Guarantor, and the Parent Guarantor then further contributed such interests to Summit Midstream.

The Parent Guarantor has entered into that certain Purchase and Sale Agreement (the “Mountaineer Agreement”), dated as of June 4, 2013, with MarkWest Liberty Midstream & Resources, L.L.C., a Delaware limited liability company and a subsidiary of MarkWest Energy Partners, L.P., a Delaware limited partnership (“MarkWest”), pursuant to which MarkWest agreed to sell, and the Parent Guarantor agreed to acquire, certain natural gas gathering assets in Doddridge County, West Virginia.

The Contribution Agreement, the Mountaineer Agreement, this Agreement, the Registration Rights Agreement, the DTC Agreement, the Securities, the Exchange Securities and the Indenture are referred to herein as the “Transaction Documents.”

The Issuers understand that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made is referred to as the “Time of Sale”).  The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Commission under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom.  Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

The Issuers have prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated June 5, 2013 (the “Preliminary Offering Memorandum”), and have prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated June 12, 2013 in the form attached hereto as Exhibit A (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities.  The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.”  Promptly after this Agreement is executed and delivered, the Issuers will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).

All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum.

Summit Midstream GP, LLC is a Delaware limited liability company and the sole general partner of the Parent Guarantor (the “General Partner”).  The General Partner, the Guarantors and the Issuers are collectively referred to herein as the “Partnership Parties.”

Each Partnership Party hereby confirms its agreements with the Initial Purchasers as follows:

SECTION 1.                            Representations and Warranties.  Each of the Partnership Parties, jointly and severally, hereby represents, warrants and covenants to each Initial Purchaser that, as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):

(a)                                 No Registration Required.  Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2(d) hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b)                                 No Integration of Offerings or General Solicitation.  None of the Partnership Parties, their affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on their behalf (other than the Initial Purchasers, as to whom the Partnership Parties make no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any U.S. citizen or resident, any security that is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act.  None of the Partnership Parties, their Affiliates, or any person acting on their behalf (other than the Initial Purchasers, as to whom the Partnership Parties make no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.  With respect to those Securities sold in reliance upon Regulation S, (i) none of the Partnership Parties, their Affiliates or any person acting on their behalf (other than the Initial Purchasers, as to whom the Partnership Parties make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Partnership Parties and their Affiliates and any person acting on their behalf (other than the Initial Purchasers, as to whom the Partnership Parties make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c)                                  Eligibility for Resale under Rule 144A.  The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(d)                                 The Pricing Disclosure Package and Final Offering Memorandum.  Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date, contains or represents an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Issuers in writing by any Initial Purchaser through the Representatives expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be.  The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A.  The Partnership Parties have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package and the Final Offering Memorandum.

(e)                                  Additional Written Communications.  The Partnership Parties have not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a).  Each such communication by the Partnership Parties or their agents and representatives pursuant to clause (iii) of the preceding sentence (each, an “Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Additional Written Communication made in reliance upon and in conformity with information furnished to the Issuers in writing by any Initial Purchaser through the Representatives expressly for use in any Additional Written Communication.

(f)                                   Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act.  Each such Incorporated Document, when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)                                  The Purchase Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(h)                                 The Registration Rights Agreement and DTC Agreement.  The Registration Rights Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, each of the Partnership Parties, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification may be limited by applicable law.  The DTC Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, the Issuers, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(i)                                     The Contribution Agreement and the Mountaineer Agreement.  Each of the Contribution Agreement and the Mountaineer Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Partnership Parties party thereto, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification may be limited by applicable law.

(j)                                    Authorization of the Notes, the Guarantees and the Exchange Notes.  The Notes to be purchased by the Initial Purchasers from the Issuers will on the Closing Date be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Issuers and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Issuers, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.  The Exchange Notes have been duly and validly authorized for issuance by the Issuers, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture.  The Guarantees of the Notes on the Closing Date and the Guarantees of the Exchange Notes when issued will be in the respective forms contemplated by the Indenture and have been duly authorized for issuance pursuant to this Agreement and the Indenture; the Guarantees of the Notes, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantees of the Notes will constitute valid and binding agreements of the Guarantors; and, when the Exchange Notes have been authenticated in the manner provided for in the Indenture and issued and delivered in accordance with the Registration Rights Agreement, the Guarantees of the Exchange Notes will constitute valid and binding agreements of the Guarantors, in each case, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

(k)                                 Authorization of the Indenture.  The Indenture has been duly authorized by the Issuers and the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Issuers and the Guarantors and will constitute a valid and binding agreement of the Issuers and the Guarantors enforceable against Issuers and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(l)                                     Description of the Transaction Documents and Conformity of the Notes.  The Transaction Documents will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and the Notes to be purchased by the Initial Purchasers from the Issuers will on the Closing Date be in the substantially the form contemplated by the Indenture.

(m)                             No Material Change.  Except as otherwise disclosed in the Offering Memorandum (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto):  (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of any of the Partnership Parties, considered as one entity (any such change is called a “Material Adverse Change”); and (ii) the Partnership Parties considered as one entity, have not incurred any material liability or obligation, direct or contingent, not in the ordinary course of business nor entered into any material transaction not in the ordinary course of business.

(n)                                 Independent Registered Public Accounting Firm.  Deloitte & Touche LLP, who has certified certain financial statements of the Parent Guarantor and its consolidated subsidiaries (including the related notes thereto), whose reports are filed with the Commission and appear in the Offering Memorandum, is and was during the periods covered by such financial statements an independent registered public accounting firm with respect to each of the Parent Guarantor and Bison as required by the Securities Act and the Public Company Accounting Oversight Board, and any non-audit services provided by Deloitte & Touche LLP to any of the Partnership Parties have been approved by the Audit Committee of the Board of Directors of the General Partner. Anton Collins Mitchell LLP, who has certified certain financial statements of Bison (including the related notes thereto), whose reports are filed with the Commission and appear in the Offering Memorandum, is and was during the periods covered by such financial statements an independent registered public accounting firm with respect to Bison as required by the Securities Act and the Public Company Accounting Oversight Board, and any non-audit services provided by Anton Collins Mitchell LLP to any of the Partnership Parties have been approved by the Audit Committee of the Board of Directors of the General Partner.

(o)                                 Financial Statements.  The financial statements (including the related notes and supporting schedules) and other financial information included or incorporated by reference in the Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”)

applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein. The summary historical financial and operating data included under the caption “Summary Historical and Pro Forma Financial and Operating Data” in the Offering Memorandum is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which they have been derived, except as described therein.  The other financial information of the Parent Guarantor (or its predecessor for accounting purposes), including non-GAAP financial measures contained in the Offering Memorandum has been derived from the accounting records of the Partnership Parties or their predecessors for accounting purposes, fairly presents in all material respects the information purported to be shown thereby and complies with Regulation G of the Exchange Act, to the extent applicable.  The pro forma financial information and the related notes included or incorporated by reference in the Offering Memorandum present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial information and have been compiled on the bases described therein, and the assumptions included therein provide a reasonable basis for presenting the significant effects directly attributable to the transaction and events disclosed therein, the related pro forma adjustments give appropriate effect to those assumptions and have been properly applied to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Offering Memorandum. The Partnership Parties do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Offering Memorandum.  The statistical and market-related data and forward-looking statements included in the Offering Memorandum are based on or derived from sources that the Issuers and the Parent Guarantor believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Offering Memorandum and the Pricing Disclosure Package fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(p)                                 Formation and Qualification of the Partnership Parties.  Each of the Partnership Parties has been duly formed, is validly existing and in good standing as a limited partnership, limited liability company or corporation, as the case may be, under the laws of the State of Delaware and is duly qualified to do business and in good standing as a foreign limited partnership, limited liability company or corporation, as the case may be, in each jurisdiction (as set forth on Schedule B) in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to result in a Material Adverse Change.  Each of the Partnership Parties has all limited partnership, limited liability company or corporate power and authority, as the case may be, necessary to own or hold its properties and to conduct the businesses in which it is engaged and to enter into and perform its obligations under each of the Transaction Documents to which it is a party.

(q)                                 Power and Authority of General Partner.  The General Partner has, and at the Closing Date will have, full limited liability company power and authority to serve as general partner of the Parent Guarantor in all material respects as disclosed in the Offering Memorandum.

(r)                                    Ownership of the General Partner.  Summit Holdings owns a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Company Agreement of the General Partner dated October 3, 2012 (the “General Partner LLC Agreement”) and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and Summit Holdings owns such membership interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”), except for restrictions on transferability contained in the General Partner LLC Agreement or as described in the Offering Memorandum, if any.

(s)                                   Ownership of the General Partner Interest in the Parent Guarantor.  The General Partner is the sole general partner of the Parent Guarantor, with a 2.0% general partner interest in the Parent Guarantor, such interest being represented by 1,028,031 general partner units (the “General Partner Units”); such general partner interest has been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Parent Guarantor dated October 3, 2012 (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement or as described in the Offering Memorandum, if any.

(t)                                    Ownership of Summit Midstream.  The Parent Guarantor owns a 100% membership interest in Summit Midstream; such membership interest has been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of Summit Midstream dated March 30, 2011 (the “Midstream LLC Agreement”) and is fully paid (to the extent required under the Midstream LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the Parent Guarantor owns such membership interest free and clear of all Liens, except for (i) restrictions on transferability contained in the Midstream LLC Agreement or as described in the Offering Memorandum, if any, and (ii) Liens arising under or in connection with the Amended and Restated Credit Agreement dated as of May 7, 2012, between Summit Midstream and the lenders party thereto (as amended or restated, the “Revolving Credit Agreement”).

(u)                                 Ownership of Finance Corp.  Summit Midstream owns 100% of the issued and outstanding shares of capital stock of Finance Corp.; such issued and outstanding capital stock has been duly authorized and validly issued in accordance with the Certificate of Incorporation and Bylaws of Finance Corp., each dated May 29, 2013 (the “Finance Corp. Certificate and Bylaws”) and is fully paid and nonassessable and none of the outstanding shares of capital stock of Finance Corp. were issued in violation of any preemptive rights or similar rights; and Summit Midstream owns such capital stock interest free and clear of all Liens, except for Liens arising under or in connection with the Revolving Credit Agreement.

(v)                                 Ownership of DFW.  Summit Midstream owns 100% of the outstanding membership interests of DFW Midstream Services, LLC, a Delaware limited liability company (“DFW”); such membership interests have been duly authorized and validly issued in accordance with the Second Amended and Restated Limited Liability Company Agreement of DFW dated April 1, 2011 (the “DFW LLC Agreement”) and are fully paid (to the extent required under the DFW LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and such membership interests are owned free and clear of all Liens, except for (i) restrictions on transferability contained in the DFW LLC Agreement or as described in the Offering Memorandum, if any, and (ii) Liens arising under or in connection with the Revolving Credit Agreement.

(w)                               Ownership of Grand River.  Summit Midstream owns a 100% membership interest in Grand River, such membership interest has been duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Company Operating Agreement of Grand River dated May 7, 2012 (the “Grand River LLC Agreement”) and is fully paid (to the extent required under the Grand River LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens, except for (i) restrictions on transferability contained in the Grand River LLC Agreement or as described in the Offering Memorandum, if any, and (ii) Liens arising under or in connection with the Revolving Credit Agreement.

(x)                                 Ownership of Bison.  Summit Midstream owns a 100% membership interest in Bison, such membership interest has been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of Bison dated May 23, 2013 (the “ Bison LLC Agreement”) and is fully paid (to the extent required under the Bison LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens, except for (i) restrictions on transferability contained in the Bison LLC Agreement or as described in the Offering Memorandum, if any, and (ii) Liens arising under or in connection with the Revolving Credit Agreement.

(y)                                 Ownership of Mountaineer.  Summit Midstream owns a 100% membership interest in Mountaineer Midstream Company, LLC, a Delaware limited liability company (“Mountaineer”), such membership interest has been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of Mountaineer dated May 30, 2013 (the “ Mountaineer LLC Agreement”) and is fully paid (to the extent required under the Mountaineer LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all

Liens, except for (i) restrictions on transferability contained in the Mountaineer LLC Agreement or as described in the Offering Memorandum, if any, and (ii) Liens arising under or in connection with the Revolving Credit Agreement.

(z)                                  Capitalization. As of the date hereof and as of the Closing Date, the Parent Guarantor will have no limited partner interests issued and outstanding other than 25,966,276 common units representing limited partner interests in the Parent Guarantor (the “Common Units”) and 24,409,850 subordinated units representing limited partner interests in the Parent Guarantor (collectively with the Common Units, the “Units”) and all of such Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”));

(aa)                          No Other Subsidiaries.  Other than the General Partner Units, the Incentive Distribution Rights (as such term is defined in the Partnership Agreement) and the membership interests or capital stock, as applicable, in each of Summit Midstream, Finance Corp., DFW, Grand River, Bison and Mountaineer, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.  Other than the Parent Guarantor’s 100% direct or indirect ownership of each of Summit Midstream, Finance Corp., DFW, Grand River, Bison and Mountaineer, the Parent Guarantor does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(bb)                          No Conflicts.  None of (i) the issuance and delivery of the Securities and the Exchange Securities as described in the Offering Memorandum, (ii) the execution, delivery and performance of the Transaction Documents by the Partnership Parties party hereto or thereto, (iii) the consummation of any of the transactions contemplated by the Transaction Documents or (iv) the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Offering Memorandum (A) conflicts with or will conflict with or constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement, certificate of limited partnership, certificate of formation, charter, bylaws or other governing document, as applicable (the “Organizational Documents”) of any of the Partnership Parties, (B) conflicts with or will conflict with or constitutes or will constitute a breach or violation of, or a change of control or default (or an event that, with notice or lapse of time or both, would constitute such an event) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Parties is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, regulation, ruling or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Parties or any of their properties in a proceeding to which any of them or their property is a party or is bound or (D) results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with the Revolving Credit Agreement) upon any property or assets of any of the Partnership Parties, except with respect to clauses (B), (C) and (D) for any such conflicts, violations, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(cc)                            No Consents.  No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Parties or any of their properties or assets is required in connection with (i) the issuance and delivery of the Securities and the Exchange Securities as described in the Offering Memorandum, (ii) the execution, delivery and performance of the Contribution Agreement, the Mountaineer Agreement, this Agreement, the Registration Rights Agreement, the DTC Agreement and the Indenture by the Partnership Parties party hereto and thereto, (iii) the consummation of the transactions contemplated by the Transaction Documents or (iv) the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Offering Memorandum, except (i) for such consents as have been obtained or made by the Partnership Parties, (ii) as may be required by the securities laws of the several states of the United States with respect to the Partnership Parties’ obligations under the Registration Rights Agreement, (iii) for such consents that, if not obtained, would not, individually or in the aggregate, materially adversely affect the consummation of the transactions contemplated by this Agreement and (iv) as described in the Offering Memorandum.

(dd)                          No Defaults.  None of the Partnership Parties is in (i) violation of its Organizational Documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or any of its properties or (iii) breach, default (or an event that, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the cases of clause (ii) or (iii), would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(ee)                            Legal Proceedings.  Except as disclosed in the Offering Memorandum, there are no legal or governmental proceedings pending to which any of the Partnership Parties is a party or of which any property or assets of any of the Partnership Parties is the subject that could, in the aggregate, reasonably be expected to result in a Material Adverse Change or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance by any Partnership Party of the Transaction Documents or the consummation of the transactions contemplated thereby; and to the Partnership Parties’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(ff)                              Intellectual Property.  Each of the Partnership Parties owns, licenses or possesses adequate rights to use all material patents, patent applications, trademarks,

service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business and has no reason to believe that the conduct of its business conflicts with, and has not received any notice of any claim of conflict with, any such rights of others.

(gg)                            Permits.  Each of the Partnership Parties has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and conduct its business in the manner described in the Offering Memorandum, except for any of the foregoing that could not, in the aggregate, reasonably be expected to result in a Material Adverse Change.  Each of the Partnership Parties has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to result in a Material Adverse Change.

(hh)                          Title to Properties.  Each of the Partnership Parties has good and indefeasible title to all real property owned in fee by such Partnership Party (excluding easements or rights-of-way) and good title to all personal property owned by it, in each case free and clear of all Liens except (i) as described in the Offering Memorandum, (ii) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by any of the Partnership Parties or (iii) that arise under or are expressly permitted by the Revolving Credit Agreement.  All assets held under lease by each of the Partnership Parties are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such assets by any of the Partnership Parties as described in the Offering Memorandum.

(ii)                                  Tax Returns.  The Partnership Parties have filed all federal, state, local and foreign tax returns required to be filed through the date hereof (which returns are complete and correct in all material respects), subject to permitted extensions, and have timely paid all taxes due, and no tax deficiency has been determined adversely to the Partnership Parties, nor do any of the Partnership Parties have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be, asserted against the Partnership Parties that could, in the aggregate, reasonably be expected to result in a Material Adverse Change.

(jj)                                Investment Company.  None of the Partnership Parties is, and as of the Closing Date, after giving effect to the issuance and delivery of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the Offering Memorandum, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(kk)                          Insurance.  Each of the Partnership Parties carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is reasonably adequate for the conduct of its businesses and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.  All policies of insurance of any of the Partnership Parties are in full force and effect; each of the Partnership Parties is in compliance with the terms of such policies in all material respects; and none of the Partnership Parties has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.  There are no claims by any of the Partnership Parties under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause and none of the Partnership Parties has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to result in a Material Adverse Change.

(ll)                                  Stabilization.  The Parent Guarantor and its Affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Parent Guarantor or the Issuers in connection with the sale of the Securities.

(mm)                  Solvency.  Each of the Partnership Parties is, and immediately after the Closing Date will be, Solvent.  As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(nn)                          Compliance with Sarbanes-Oxley.  The Parent Guarantor and, to the knowledge of the Partnership Parties, the officers and directors of the General Partner are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(oo)                          Accounting System.  The Partnership Parties maintain a system of accounting controls that is sufficient to provide reasonable assurances that:  (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to the Partnership Parties’ assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(pp)                          Disclosure Controls and Procedures.  (i) The Parent Guarantor has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Parent Guarantor in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner and each other Partnership Party, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(qq)                          Regulations T, U, X.  None of the Partnership Parties, nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(rr)                                Environmental Compliance.  (i) Each of the Partnership Parties is, and at all times prior hereto has been, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional or local authority, relating to pollution, the protection of human health or safety, the environment, natural resources, or the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) no Partnership Party has received notice or otherwise has knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or liability would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change.  Except as described in the Offering Memorandum, (x) there are no proceedings that are pending, or known to be contemplated, against any of the Partnership Parties under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) none of the Partnership Parties is aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of any of the Partnership Parties, and (z) none of the Partnership Parties anticipates material capital expenditures relating to Environmental Laws.

(ss)                              ERISA.   (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Parent Guarantor or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Parent Guarantor nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(tt)                                No Labor Dispute.  No labor disturbance by or dispute with the employees of any of the Partnership Parties exists or, to the knowledge of the Partnership Parties, is imminent or threatened that could reasonably be expected to result in a Material Adverse Change.

(uu)                          Certain Relationships and Related Party Transactions.  No relationship, direct or indirect, exists between or among any of the Partnership Parties, on the one hand, and any Affiliate, equity holder, director, manager, officer, customer or supplier of any of the Partnership Parties, on the other hand, which is required by the Securities Act to be disclosed in a registration statement on Form S-1 that is not disclosed in the Offering Memorandum.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Party to or for the benefit of any of the officers, directors or managers of any Partnership Party or their respective family members.

(vv)                          Anti-Corruption.  None of the Partnership Parties nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or other person associated with or acting on behalf of any of the Partnership Parties, Summit Holdings or

Summit Investments, has (i) used any of its funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from its funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ww)                      Money Laundering.  The operations of the Partnership Parties are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Partnership Party with respect to the Money Laundering Laws is pending or, to the knowledge of any of the Partnership Parties, threatened.

(xx)                          OFAC.  None of the Partnership Parties nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or Affiliate of the Partnership Parties is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Issuers will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(yy)                          Regulation S.  The Issuers and the Guarantors and their respective Affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Issuers and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902.  Each of the Issuers and the Guarantors is a “reporting issuer” as defined in Rule 902 under the Securities Act.

Any certificate signed by an officer of the Partnership Parties and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Partnership Parties to each Initial Purchaser as to the matters set forth therein.

SECTION 2.                            Purchase, Sale and Delivery of the Securities.

(a)                                 The Securities.  Each of the Issuers and the Guarantors agrees to issue and sell to the Initial Purchasers, severally and not jointly, all of the Securities, and, subject to the conditions set forth herein, the Initial Purchasers agree, severally and not jointly, to purchase from the Issuers and the Guarantors the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 98.06% of the principal amount thereof payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms herein set forth.

(b)                                 The Closing Date.  The closing of the transactions contemplated hereby (the “Closing”) shall occur at the offices of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002 (or such other place as may be agreed to by the Issuers and the Parent Guarantor and Merrill Lynch) at 9:00 a.m. Houston time, on June 17, 2013, or such other time and date as Merrill Lynch shall designate by notice to the Issuers and the Parent Guarantor (the time and date of such Closing are called the “Closing Date”).  The Issuers and the Parent Guarantor hereby acknowledge that circumstances under which Merrill Lynch may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Issuers, the Parent Guarantor or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 18 hereof.

(c)                                  Delivery of the Securities.  The Issuers shall deliver, or cause to be delivered, to Merrill Lynch for the accounts of the several Initial Purchasers certificates for the Notes at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City as Merrill Lynch may designate.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(d)                                 Initial Purchasers as Qualified Institutional Buyers.  Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Issuers that:

(i)                  it will offer and sell Securities only to (a) persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions meeting the requirements of Rule 144A or (b) upon the terms and conditions set forth in Annex I to this Agreement;

(ii)               it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act; and

(iii)            it will not offer or sell Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

SECTION 3.                            Additional Covenants.  Each of the Partnership Parties further covenants and agrees with each Initial Purchaser as follows:

(a)                                 Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Additional Written Communications.  As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Issuers will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement.  The Issuers will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement.  The Issuers will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Representatives shall previously have been furnished a copy of the proposed amendment or supplement at least two business days prior to the proposed use or filing, and shall not have objected to such amendment or supplement.  Before making, preparing, using, authorizing, approving or distributing any Additional Written Communication, the Issuers will furnish to the Representatives a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Representatives reasonably objects.

Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package to comply with law, the Partnership Parties will immediately notify the Initial Purchasers thereof and forthwith prepare and (subject to Section 3(a) hereof) furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with all applicable law.  If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the judgment of the Representatives or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Partnership Parties agree to promptly prepare (subject to Section 3 hereof), file with the Commission and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of Securities, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.  The Parent Guarantor hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, amendment or supplement referred to in this Section 3.

(b)                                 Copies of the Offering Memorandum.  The Parent Guarantor agrees to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure

Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall reasonably request.

(c)                                  Blue Sky Compliance.  Each of the Partnership Parties shall cooperate with the Representatives and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States or any other jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities.  None of the Partnership Parties shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.

(d)                                 Use of Proceeds.  The Issuers shall apply the net proceeds from the sale of the Securities sold by them in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(e)                                  The Depositary.  The Issuers will cooperate with the Initial Purchasers and use their reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(f)                                   Additional Issuer Information.  Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Issuers and the Parent Guarantor shall file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13 or 15 of the Exchange Act.  Additionally, at any time when the Parent Guarantor is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Issuers shall furnish, at their expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d).

(g)                                  Agreement Not To Offer or Sell Additional Securities.  During the period of 90 days following the date hereof, none of the Parent Guarantor or the Issuers will, without the prior written consent of Merrill Lynch (which consent may be withheld at the sole discretion of Merrill Lynch), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Parent Guarantor or the Issuers or securities exchangeable for or convertible into debt securities of the Parent Guarantor or the Issuers (other than as contemplated by this Agreement and to register the Exchange Securities).

(h)                                 Future Reports to the Initial Purchasers.  At any time when the Parent Guarantor is not subject to Section 13 or 15 of the Exchange Act and any Securities or Exchange Securities remain outstanding, the Parent Guarantor will furnish to the Representatives and, upon request, to each of the other Initial Purchasers:  (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Parent Guarantor containing the balance sheet of the Parent Guarantor as of the close of such fiscal year and statements of income, partners’ equity and cash flows for the year then ended and the opinion thereon of the Parent Guarantor’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Parent Guarantor with the Commission, the Financial Industry Regulatory Authority (the “FINRA”) or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Parent Guarantor mailed generally to holders of its or the Issuers’ equity or debt securities (including the holders of the Securities), if, in each case, such documents are not filed with the Commission within the time periods specified by the Commission’s rules and regulations under Section 13 or 15 of the Exchange Act.

(i)                                     No Integration.  The Parent Guarantor agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Parent Guarantor or the Issuers of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Issuers to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(j)                                    No General Solicitation or Directed Selling Efforts.  The Parent Guarantor agrees that it will not and will not permit any of its Affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Parent Guarantor will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.

(k)                                 No Restricted Resales.  Until the earlier of (i) the date on which all registration statements required to be filed pursuant to the Registration Rights Agreement shall become effective and (ii) one year following the Closing Date, the Parent Guarantor will not, and will not permit any of its Affiliates to resell any of the Notes that have been reacquired by any of them.

(l)                                     Legended Securities.  Each certificate for a Note will bear the legend contained under the caption “Transfer Restrictions” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.

The Representatives on behalf of the several Initial Purchasers, may, in their sole discretion, waive in writing the performance by the Partnership Parties of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4.                            Payment of Expenses.  Each of the Partnership Parties agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of counsel to the Partnership Parties, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, and the Transaction Documents, (v) all filing fees, attorneys’ fees and expenses incurred by the Partnership Parties or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Initial Purchasers (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Offering Memorandum), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by FINRA, if any, of the terms of the sale of the Securities or the Exchange Securities (not to exceed $20,000 in the aggregate), (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Partnership Parties in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Partnership Parties of their respective other obligations under this Agreement and (x) all expenses incident to the “road show” for the offering of the Securities, provided that the Initial Purchasers agree to pay 50% of the cost of any chartered airplane or other transportation.  Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5.                            Conditions of the Obligations of the Initial Purchasers.  The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Partnership Parties set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Partnership Parties of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)                                 Accountants’ Comfort Letter.  On the date hereof, the Initial Purchasers shall have received from each of Deloitte & Touche, LLP and Anton Collins Mitchell LLP, the independent registered public accounting firms for the Parent Guarantor and

Bison, respectively, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, covering the financial information in the Pricing Disclosure Package and other customary matters.  In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three days prior to the Closing Date.

(b)                                 No Material Adverse Change or Ratings Agency Change.  For the period from and after the date of this Agreement and prior to the Closing Date:

(i)                                     in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and

(ii)                                  there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Partnership Parties or any of their securities or indebtedness by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(c)                                  Opinion of Counsel for the Partnership Parties.  On the Closing Date, the Initial Purchasers shall have received the favorable opinion, negative assurance letter and opinion regarding certain tax matters of Latham & Watkins LLP, counsel for the Partnership Parties, dated as of such Closing Date, the form of which is attached as Exhibit B-1, B-2 and B-3, respectively.

(d)                                 General Counsel Opinion. On the Closing Date, the Initial Purchasers shall have received the favorable opinion of Brock M. Degeyter, as general counsel to the General Partner, dated as of such Closing Date, the form of which is attached as Exhibit C.

(e)                                  Opinion of Counsel for the Initial Purchasers.  On the Closing Date, the Initial Purchasers shall have received the favorable opinion of Vinson & Elkins L.L.P., counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(f)                                   Officers’ Certificate.  On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chief Executive Officer or President of the Issuers and each Guarantor and the Chief Financial Officer or Chief Accounting Officer of the Issuers and each Guarantor, dated as of the Closing Date, to the effect set forth in Section 5(b)(ii) hereof, and further to the effect that:

(i)                                     for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii)                                  the representations, warranties and covenants of the Partnership Parties set forth in Section 1 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(iii)                               each of the Partnership Parties has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(g)                                  Indenture; Registration Rights Agreement.  The Issuers and the Guarantors shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof.  The Partnership Parties shall have executed and delivered the Registration Rights Agreement, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received such executed counterparts.

(h)                                 Additional Documents.  On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Issuers and the Parent Guarantor at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 6.                            Reimbursement of Initial Purchasers’ Expenses.  If this Agreement is terminated by the Representatives pursuant to Section 5 or clauses (i), (v) and (vi) of Section 10 hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Partnership Parties to perform any agreement herein or to comply with any provision hereof, the Parent Guarantor agrees to reimburse the Initial Purchasers, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7.                            Offer, Sale and Resale Procedures.  Each of the Initial Purchasers, on the one hand, and the Issuers and each of the Guarantors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(a)                                 Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made.  Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(b)                                 The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis.  No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(c)                                  Upon original issuance by the Issuers, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Notes) shall bear the following legend:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT) (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT ONLY (A) TO THE ISSUERS, THE PARENT GUARANTOR OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT) THAT PURCHASES FOR ITS OWN

ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF REGULATION D THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144.”

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Issuers for any losses, damages or liabilities suffered or incurred by the Issuers, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

SECTION 8.                            Indemnification.

(a)                                 Indemnification of the Initial Purchasers.  Each of the Partnership Parties, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers and employees of each Initial Purchaser, each Affiliate of any Initial Purchaser who participated or is alleged to have participated in the distribution of the Securities, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, Affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Parent Guarantor), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Initial Purchaser and each such Affiliate, director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Merrill Lynch) as such expenses are reasonably incurred by such Initial Purchaser or such Affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Initial Purchaser, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Issuers and the Parent Guarantor by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto).  The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Partnership Parties may otherwise have.

(b)                                 Indemnification of the Issuers and the Guarantors.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Partnership Parties, each of their respective directors, officers and employees and each person, if any, who controls the Partnership Parties within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Partnership Parties or any such director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Issuers or the Parent Guarantor by such Initial Purchaser through the Representatives expressly for use therein; and to reimburse the Partnership Parties and each such director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Partnership Parties or such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  Each of the Partnership Parties hereby acknowledges that the only information that the Initial Purchasers through the Representatives have furnished to the Issuers or the Parent Guarantor expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the third and fourth sentences under the caption “Plan of Distribution—New Issue of Notes” in the Preliminary Offering Memorandum and the Final Offering Memorandum.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c)                                  Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by Merrill Lynch (in the case of counsel representing the Initial Purchasers or their related persons), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)                                 Settlements.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9.                            Contribution.  If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Partnership Parties, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuers, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities.  The relative fault of the Partnership Parties, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Partnership Parties and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A.  For purposes of this Section 9, each Affiliate, director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Partnership Parties, and each person, if any, who controls the Partnership Parties with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Partnership Parties.

SECTION 10.                     Termination of this Agreement.  Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Parent Guarantor if at any time:  (i) trading or quotation in any of the Parent Guarantor’s securities shall have been suspended or limited by the Commission or by the New York Stock Exchange (the “NYSE”); (ii) trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or FINRA; (iii) a general banking moratorium shall have been declared by any federal, New York or Delaware authorities; (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the offering sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; (v) in the judgment of the Representatives there shall have occurred any event or development that would result in a Material Adverse Change; or (vi) the Partnership Parties shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Partnership Parties regardless of whether or not such loss shall have been insured.  Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Partnership Parties to any Initial Purchaser, except that the Partnership Parties shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Partnership Parties, or (iii) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 11.       Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Partnership Parties, their respective officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Partnership Parties or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12.       Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Partnership Parties:

Summit Midstream Partners, LP
2100 McKinney Avenue, Suite 1250
Dallas, TX 75201
Facsimile: (214) 462-7716
Attention: Brock M. Degeyter

with a copy to:

Latham & Watkins LLP
811 Main Street, 37th Floor
Houston, Texas 77002
Facsimile: (713) 546-5401
Attention: Brett E. Braden

If to the Initial Purchasers:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
50 Rockefeller Plaza
New York, New York  10020
Facsimile: (212) 901-7897
Attention: High Yield Legal Department

with a copy to:

Vinson & Elkins L.L.P.
1001 Fannin, Suite 2500
Houston, Texas 77002
Facsimile: (713) 615-5725
Attention: Doug McWilliams

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 13.          Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Partnership Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

SECTION 14.       Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 15.       Authority of the Representatives.  Any action by the Initial Purchasers hereunder may be taken by Merrill Lynch on behalf of the Initial Purchasers, and any such action taken by Merrill Lynch shall be binding upon the Initial Purchasers.

SECTION 16.       Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 17.       Governing Law Provisions.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding a related judgment, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 18.       Default of One or More of the Several Initial Purchasers.  If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date.  If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Parent Guarantor for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.  In any such case either the Initial Purchasers or the Parent Guarantor shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 18.  Any action taken under this Section 18 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 19.       No Advisory or Fiduciary Responsibility.  Each of the Partnership Parties acknowledges and agrees that:  (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Partnership Parties, on the one hand, and the several Initial Purchasers, on the other hand, and the Partnership Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Partnership Parties or their respective Affiliates, members, limited partners, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Partnership Parties with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Partnership Parties on other matters) or any other obligation to the Partnership Parties except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Partnership Parties, and the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Partnership Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership Parties and the several Initial Purchasers, or any of them, with respect to the subject matter hereof.  The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

SECTION 20.       General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Parent Guarantor the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

SUMMIT MIDSTREAM PARTNERS, LP

By:	Summit Midstream GP, LLC,
its General Partner

	By:	/s/ Steve Newby
Name: Steve Newby
Title: President & CEO

SUMMIT MIDSTREAM GP, LLC

	By:	/s/ Steve Newby
Name: Steve Newby
Title: President & CEO

SUMMIT MIDSTREAM HOLDINGS, LLC

	By:	/s/ Steve Newby
Name: Steve Newby
Title: President & CEO

SUMMIT MIDSTREAM FINANCE CORP.

	By:	/s/ Steve Newby
Name: Steve Newby
Title: President & CEO

DFW MIDSTREAM SERVICES LLC

By:	Summit Midstream Holdings, LLC,
its Managing Member

	By:	/s/ Steve Newby
Name: Steve Newby
Title: President & CEO

GRAND RIVER GATHERING, LLC

	By:	/s/ Steve Newby
Name: Steve Newby
Title: President & CEO

BISON MIDSTREAM, LLC

By:	/s/ Steve Newby
Name: Steve Newby
Title: President & CEO

MOUNTAINEER MIDSTREAM COMPANY, LLC

By:	/s/ Steve Newby
Name: Steve Newby
Title: President & CEO

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
DEUTSCHE BANK SECURITIES INC.

RBC CAPITAL MARKETS, LLC

RBS SECURITIES INC.

Acting on behalf of itself
and as the Representatives of
the several Initial Purchasers

By:		Merrill Lynch, Pierce, Fenner & Smith Incorporated

	By:	/s/ J. Lex Maultsby
		Name:	J. Lex Maultsby
		Title:	Managing Director

By:		Deutsche Bank Securities Inc.

	By:	/s/ Stephen Cunningham
		Name:	Stephen Cunningham
		Title:	Managing Director

	By:	/s/ Edwin Roland
		Name:	Edwin Roland
		Title:	Managing Director

By:		RBC Capital Markets, LLC

	By:	/s/ J. Scott Schlossel
		Name:	J. Scott Schlossel
		Title:	Managing Director
Head of Global Energy Leveraged Finance

By:		RBS Securities Inc.

	By:	/s/ Ade Adedeji
		Name:	Ade Adedeji
		Title:	Vice President

SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$105,156,000
Deutsche Bank Securities Inc.	40,206,000
RBC Capital Markets, LLC	40,206,000
RBS Securities Inc.	40,206,000
BBVA Securities Inc.	15,464,000
ING Financial Markets LLC	15,464,000
Regions Securities LLC	15,464,000
Barclays Capital Inc.	4,639,000
BMO Capital Markets Corp.	4,639,000
Capital One Southcoast, Inc.	4,639,000
Goldman, Sachs & Co.	4,639,000
Morgan Stanley & Co. LLC	4,639,000
SMBC Nikko Capital Markets Limited	4,639,000

Total	$300,000,000

SCHEDULE B

LIST OF JURISDICTIONS OF FOREIGN QUALIFICATION

Entity	Jurisdiction of Formation	Foreign Qualifications
Summit Midstream Partners, LP	Delaware	Texas; Georgia
Summit Midstream GP, LLC	Delaware	Texas; Georgia
Summit Midstream Finance Corp.	Delaware	None
Summit Midstream Holdings, LLC	Delaware	Colorado; Georgia; Texas

Subsidiary Guarantor	Jurisdiction of Formation	Foreign Qualifications
Grand River Gathering, LLC	Delaware	Colorado
DFW Midstream Services LLC	Delaware	Texas
Bison Midstream, LLC	Delaware	North Dakota
Mountaineer Midstream Company, LLC	Delaware	West Virginia

EXHIBIT A

FORM OF PRICING SUPPLEMENT

PRICING SUPPLEMENT	STRICTLY CONFIDENTIAL

$300,000,000

Summit Midstream Holdings, LLC
Summit Midstream Finance Corp.

7 ½% Senior Notes due 2021

June 12, 2013

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum dated June 5, 2013. The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms used but not defined in this Pricing Supplement have the respective meanings ascribed to them in the Preliminary Offering Memorandum.

The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act. The notes are not transferable except in accordance with the restrictions described under “Transfer Restrictions” in the Preliminary Offering Memorandum.

Terms Applicable to the 7 ½% Senior Notes due 2021

Issuers:	Summit Midstream Holdings, LLC Summit Midstream Finance Corp.

Principal Amount:	$300,000,000

Gross Proceeds:	$300,000,000

Title of Securities:	7 ½% Senior Notes due 2021

Final Maturity Date:	July 1, 2021

Issue Price:	100.000%, plus accrued interest from June 17, 2013

Coupon:	7.500%

Yield to Maturity:	7.500%

Interest Payment Dates:	January 1 and July 1, beginning on January 1, 2014

Record Dates:	December 15 and June 15

Optional Redemption:

On and after July 1, 2016, the Issuers may redeem all or part of the notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on July 1 of the years indicated below:

	Year	Price
	2016	105.625%
	2017	103.750%
	2018	101.875%
	2019 and thereafter	100.000%

Prior to July 1, 2016, the Issuers may redeem all or part of the notes at a redemption price equal to the sum of the principal amount thereof, plus the Make Whole Premium at the redemption date, plus accrued and unpaid interest, if any, to the redemption date.

Optional Redemption with Equity Proceeds:	Prior to July 1, 2016, up to 35% at 107.500%, plus accrued and unpaid interest on the notes, if any, to the applicable redemption date

Initial Purchasers:

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Deutsche Bank Securities Inc.
RBC Capital Markets, LLC
RBS Securities Inc.
BBVA Securities Inc.

ING Financial Markets LLC
Regions Securities LLC
Barclays Capital Inc.
BMO Capital Markets Corp
Capital One Southcoast, Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. LLC
SMBC Nikko Capital Markets Limited

Trade Date:	June 12, 2013

Settlement Date:	June 17, 2013 (T+3)

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Distribution:	144A and Regulation S with registration rights as set forth in the Preliminary Offering Memorandum

CUSIP and ISIN Numbers:	144A Notes:	Reg S Notes:
	CUSIP: 86614W AA4	CUSIP: U8604T AA4
	ISIN: US86614WAA45	ISIN: USU8604TAA44

Changes to the Preliminary Offering Memorandum:

The information included in the line item entitled “Ratio of earnings to fixed charges” on page 15 of the Preliminary Offering Memorandum is replaced in its entirety as follows:

	Summit Midstream Partners, LP					Pro Forma
	Three months ended March 31,		Year ended December 31,			Three months ended March 31,	Year ended December 31,
	2013	2012	2012	2011	2010	2013	2012
Ratio of earnings to fixed charges	5.99	2.16	3.51	6.36	119.51	1.98	1.61

Other information (including financial information) presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the changes described herein.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these notes or the offering. Please refer to the Preliminary Offering Memorandum for a complete description.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg email or another communication system.

EXHIBIT B-1

FORM OF OPINION OF LATHAM & WATKINS LLP

1.                                      The Parent Guarantor is a limited partnership duly formed under the Delaware LP Act with limited partnership power and authority to own its properties and to conduct its business as described in the Offering Memorandum.  With your consent, based solely on certificates from public officials, we confirm that the Parent Guarantor is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and in good standing in the states set forth opposite its name on Exhibit B hereto.

2.                                      The General Partner is a limited liability company duly formed under the Delaware LLC Act with limited liability company power and authority to own its properties, conduct its business and act as the general partner of the Parent Guarantor as described in the Offering Memorandum. With your consent, based solely on certificates from public officials, we confirm that the General Partner is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and in good standing in the states set forth opposite its name on Exhibit B hereto.

3.                                      Summit Midstream is a limited liability company under the Delaware LLC Act with limited liability company power and authority to own its properties and to conduct its business as described in the Offering Memorandum.  With your consent, based solely on certificates from public officials, we confirm that Summit Midstream is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and in good standing in the states set forth opposite its name on Exhibit B hereto.

4.                                      Finance Corp. is a corporation duly formed under the Delaware General Corporation Law (“DGCL”) with corporate power and authority to own its properties and to conduct its business as described in the Offering Memorandum. With your consent, based solely on certificates from public officials, we confirm that Finance Corp. is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign entity and is in good standing under the laws of such jurisdiction set forth opposite each of their names on Annex B hereto.

5.                                      Each of the Guarantors (other than the Parent Guarantor) is a limited liability company under the Delaware LLC Act with limited liability company power and authority to own its properties and to conduct its business as described in the Offering Memorandum.  With your consent, based solely on certificates from public officials, we confirm that each of the Guarantors (other than the Parent Guarantor) is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and in good standing in the states set forth opposite its name on Exhibit B hereto.

6.                                      The execution, delivery and performance of the Purchase Agreement have been duly authorized by all necessary corporate, limited partnership or limited liability company action, as applicable, of the Partnership Parties and the Purchase Agreement has been duly executed and delivered by the Partnership Parties.

7.                                      The execution, delivery and performance of the Indenture have been duly authorized by all necessary limited liability company or corporate action, as applicable, of the Issuers, and the Indenture has been duly executed and delivered by the Issuers and is the legally valid and binding agreement of the Issuers, enforceable against each of the Issuers in accordance with its terms.

8.                                      The execution, delivery and performance of the Indenture have been duly authorized by all necessary limited liability company or limited partnership action, as applicable, of each of the Guarantors, and the Indenture has been duly executed and delivered by each of the Guarantors.  The Indenture is the legally valid and binding agreement of each of the Guarantors, enforceable against each of them in accordance with its terms.

9.                                      The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “TIA”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

10.                               The execution, delivery and performance of the Notes have been duly authorized by all necessary limited liability company or corporate action, as applicable, of the Issuers and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of the Purchase Agreement and the Notes, will be the legally valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms.

11.                               The Issuers’ new 7 ½% Senior Notes due 2021 (the “Exchange Notes”) to the extent issued in exchange for the Notes pursuant to the registered exchange offer contemplated by the Registration Rights Agreement have been duly authorized by all necessary limited liability company or corporate action, as applicable, of the Issuers and when executed, issued and authenticated in accordance with the terms of the Indenture, will be the legally valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms.

12.                               The execution, delivery and performance of each of the Guarantees (including the respective guarantees of the Exchange Notes) have been duly authorized by all necessary limited liability company or limited partnership action, as applicable, of the Guarantors and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of the Purchase Agreement and the Guarantees, will be the legally valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

13.                               The execution, delivery and performance of the Registration Rights Agreement has been duly authorized by all necessary corporate, limited liability company or limited partnership action of the Partnership Parties, as applicable, the Registration Rights Agreement has been duly executed and delivered by the Partnership Parties and the Registration Rights Agreement is the legally valid and binding agreement of the Partnership Parties, enforceable against each of them in accordance with its terms.

14.                               (a) The execution and delivery of the Notes, the Guarantees, the Purchase Agreement, the Indenture and the Registration Rights Agreement by the Partnership Parties, as applicable, (b) the issuance and sale of the Notes and the Guarantees by the Issuers and the Guarantors to you and the other Initial Purchasers pursuant to the Purchase Agreement and (c) assuming the issuance and sale of the Exchange Notes and the guarantees of the Exchange Notes occurred on the date hereof in accordance with the terms of the Indenture, such issuance and sale of the Exchange Notes and the guarantees of the Exchange Notes, do not on the date hereof:

(i)                                     violate the Organizational Documents;

(ii)                                  result in a breach of or a default under any of the Specified Agreements;

(iii)                               violate (a) any federal or New York statute, rule or regulation applicable to the Partnership Parties or (b) the Delaware LP Act, the DGCL or the Delaware LLC Act, as applicable; or

(iv)                              require any consents, approvals, or authorizations to be obtained by the Partnership Parties from, or any registrations, declarations or filings to be made by the Partnership Parties with, any governmental authority under (a) any federal or New York statute, rule or regulation applicable to the Partnership Parties or (b) the Delaware LP Act, the DGCL or the Delaware LLC Act, in each case, that have not been obtained or made.

15.                               With your consent, based solely upon a review on the date hereof of the General Partner LLC Agreement, all of the issued and outstanding limited liability company interests of the General Partner (the “GP Membership Interests”) are owned of record by Summit Midstream Partners Holdings, LLC, a Delaware limited liability company (“SMPH”).  The issuance and sale of the GP Membership Interests has been duly authorized by all necessary limited liability company action of the General Partner, and such GP Membership Interests have been validly issued in accordance with the General Partner LLC Agreement.  Under the Delaware LLC Act, SMPH has no obligation to make further payments for its ownership of the GP Membership Interests or contributions to the General Partner solely by reason of its ownership of the GP Membership Interests or its status as the sole member of the General Partner and no personal liability for the debts, obligations and liabilities of the General Partner, whether arising in contract, tort or otherwise, solely by reason of being the sole member of the General Partner.  With your consent, based solely upon a review of the lien searches dated June [ • ], 2013 attached hereto as Exhibit C (the “Lien Search”), we confirm that the GP Membership Interests are free and clear of liens, claims, charges and encumbrances (“Liens”) other than those (i) created by or arising under the Delaware LLC Act or the General Partner LLC Agreement, (ii) set forth or described on Exhibit C or (iii) restrictions on transferability or other Liens described in the Offering Memorandum.

16.                               With your consent, based solely upon a review on the date hereof of the Parent Guarantor Governing Documents and certain resolutions of the Board of Directors of the General Partner, the General Partner is the sole general partner of the Parent Guarantor, and the 2.0% general partner interest in the Parent Guarantor (the “General Partner Interest”) and all of the outstanding incentive distribution rights of the Parent Guarantor (“IDRs” and, together with the General Partner Interest, the “GP Ownership Interests”) are owned of record by the General Partner. The issuance and sale of the GP Ownership Interests have been duly authorized by all necessary limited partnership action of the Parent Guarantor, and such GP Ownership Interests have been validly issued in accordance with the Partnership Agreement.  Under the Delaware LP Act, the General Partner has no obligation to make further payments for its ownership of the IDRs or contributions to the Parent Guarantor solely by reason of its ownership of the IDRs.  With your consent, based solely upon a review of the Lien Search, we confirm that the GP Ownership Interests are free and clear of Liens other than those (i) created by or arising under the Delaware LP Act or the Partnership Agreement, (ii) set forth or described on Exhibit C or (iii) restrictions on transferability or other Liens described in the Offering Memorandum.

17.                               With your consent, based solely upon a review on the date hereof of the Midstream LLC Agreement, all of the issued and outstanding limited liability company interests of Summit Midstream (the “Holdings Membership Interests”) are owned of record by the Parent Guarantor.  The issuance and sale of the Holdings Membership Interests have been duly authorized by all necessary limited liability company action of Summit Midstream, and such Holdings Membership Interests have been validly issued in accordance with the Midstream LLC Agreement.  Under the Delaware LLC Act, the Parent Guarantor will have no obligation to make further payments for its ownership of the Holdings Membership Interests or contributions to Summit Midstream solely by reason of its ownership of the Holdings Membership Interests or its status as the sole member of Summit Midstream and no personal liability for the debts, obligations and liabilities of Summit Midstream, whether arising in contract, tort or otherwise, solely by reason of being the sole member of Summit Midstream.  With your consent, based solely upon a review of the Lien Search, we confirm that the Holdings Membership Interests are free and clear of Liens other than those (i) created by or arising under the Delaware LLC Act or the Midstream Agreement, (ii) set forth or described on Exhibit C, (iii) arising under the Revolving Credit Agreement or (iv) restrictions on transferability or other Liens described in the Offering Memorandum.

18.                               With your consent, based solely upon a review on the date hereof of certificates representing outstanding capital stock of, and stock transfer records for, Finance Corp., all of the outstanding shares of capital stock of Finance Corp. were owned of record on that date by Summit Midstream (the “Finance Corp. Capital Stock”). With your consent, based solely upon a review of the Lien Search, we confirm that the Finance Corp. Capital Stock is free and clear of Liens other than those (i) created by or arising under the DGCL or the Finance Corp. Governing Documents, (ii) set forth or described on Exhibit C, (iii) arising under the Revolving Credit Agreement or (iv) restrictions on transferability or other Liens described in the Offering Memorandum.

19.                               With your consent, based solely upon a review on the date hereof of the DFW LLC Agreement, all of the issued and outstanding limited liability company interests in DFW (the “DFW Interests”) are owned of record by Summit Midstream. The issuance and sale of the DFW Interests has been duly authorized by all necessary limited liability company action of DFW, and the DFW Interests have been validly issued in accordance with the DFW LLC Agreement.  Under the Delaware LLC Act, Summit Midstream will not have any obligation to make further payments for its ownership of the DFW Interests or contributions to DFW solely by reason of its ownership of the DFW Interests, or its status as a member of DFW and no personal liability for the debts, obligations and liabilities of DFW, whether arising in contract, tort or otherwise, solely by reason of being a member of DFW.  With your consent, based solely upon a review of the Lien Search, we confirm that the DFW Interests are free and clear of Liens other than those (i) created by or arising under the Delaware LLC Act or the DFW LLC Agreement, (ii) set forth or described on Exhibit C, (iii) arising under the Revolving Credit Agreement or (iv) restrictions on transferability or other Liens described in the Offering Memorandum.

20.                               With your consent, based solely upon a review on the date hereof of the Grand River LLC Agreement, all of the issued and outstanding limited liability company interests of Grand River (the “Grand River Interests”) are owned of record by Summit Midstream. The issuance and sale of the Grand River Interests have been duly authorized by all necessary limited liability company action of Grand River, and such Grand River Interests have been validly issued in accordance with the Grand River LLC Agreement.  Under the Delaware LLC Act, Summit Midstream will have no obligation to make further payments for its ownership of the Grand River Interests or contributions to Grand River solely by reason of its ownership of the Grand River Interests or its status as the sole member of Grand River and no personal liability for the debts, obligations and liabilities of Grand River, whether arising in contract, tort or otherwise, solely by reason of being the sole member of Grand River.  With your consent, based solely upon a review of the Lien Search, we confirm that the Grand River Interests are free and clear of Liens other than those (i) created by or arising under the Delaware LLC Act or the Grand River LLC Agreement, (ii) set forth or described on Exhibit C, (iii) arising under the Revolving Credit Agreement or (iv) restrictions on transferability or other Liens described in the Offering Memorandum.

21.                               With your consent, based solely upon a review on the date hereof of the Bison LLC Agreement, all of the issued and outstanding limited liability company interests of Bison (the “Bison Interests”) are owned of record by Summit Midstream. The issuance and sale of the Bison Interests have been duly authorized by all necessary limited liability company action of Bison, and such Bison Interests have been validly issued in accordance with the limited Bison LLC Agreement.  Under the Delaware LLC Act, Summit Midstream will have no obligation to make further payments for its ownership of the Bison Interests or contributions to Bison solely by reason of its ownership of the Bison Interests or its status as the sole member of Bison and no personal liability for the debts, obligations and liabilities of Bison, whether arising in contract, tort or otherwise, solely by reason of being the sole member of Bison.  With your consent, based solely upon a review of the Lien Search, we confirm that the Bison Interests are free and clear of Liens other than those (i) created by or arising under the Delaware LLC Act or the Bison LLC Agreement, (ii) set forth or described on Exhibit C, (iii) arising under the Revolving Credit Agreement or (iv) restrictions on transferability or other Liens described in the Offering Memorandum.

22.          With your consent, based solely upon a review on the date hereof of the Mountaineer LLC Agreement, all of the issued and outstanding limited liability company interests of Mountaineer (the “Mountaineer Interests”) are owned of record by Summit Midstream. The issuance and sale of the Mountaineer Interests have been duly authorized by all necessary limited liability company action of Mountaineer, and such Mountaineer Interests have been validly issued in accordance with the Mountaineer LLC Agreement.  Under the Delaware LLC Act, Summit Midstream will have no obligation to make further payments for its ownership of the Mountaineer Interests or contributions to Mountaineer solely by reason of its ownership of the Mountaineer Interests or its status as the sole member of Mountaineer and no personal liability for the debts, obligations and liabilities of Mountaineer, whether arising in contract, tort or otherwise, solely by reason of being the sole member of Mountaineer.  With your consent, based solely upon a review of the Lien Search, we confirm that the Mountaineer Interests are free and clear of Liens other than those (i) created by or arising under the Delaware LLC Act or the Mountaineer LLC Act, (ii) set forth or described on Exhibit C, (iii) arising under the Revolving Credit Agreement or (iv) restrictions on transferability or other Liens described in the Offering Memorandum.

23.          The statements set forth in the Offering Memorandum under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Indenture, the Notes, the Guarantees and the Registration Rights Agreement are accurate in all material respects.

24.          The statements in the Offering Memorandum under the captions “Description of Other Indebtedness,” “Certain Relationships and Related Party Transactions,” and “Certain ERISA Considerations” and incorporated by reference into the Offering Memorandum from the Parent Guarantor’s Annual Report on Form 10-K for the year ended December 31, 2012 under the caption “Business—Regulation of the Oil and Natural Gas Industries” insofar as such statements purport to describe or summarize certain provisions of documents or U.S. federal laws referred to therein, are accurate descriptions or summaries in all material respects.

25.          No registration of the Notes or the Guarantees under the Securities Act and no qualification of the Indenture under the TIA is required for the purchase of the Notes and the Guarantees by you or the initial resale of the Notes and the Guarantees by you, in each case, in the manner contemplated by the Purchase Agreement and the Offering Memorandum other than any registration or qualification that may be required in connection with the exchange offer with respect to the Notes and Guarantees contemplated by the Offering Memorandum or in connection with the Registration Rights

Agreement. We express no opinion, however, as to when or under what circumstances any Notes initially sold by you may be reoffered or resold.

26.          None of the Partnership Parties is, nor immediately after giving effect to the sale of the Notes in accordance with the Purchase Agreement and the application of the proceeds as described in the Offering Memorandum under the caption “Use of Proceeds,” will be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

EXHIBIT B-2

FORM OF 10B-5 LETTER OF LATHAM & WATKINS LLP

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information.  Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in or incorporated by reference in the Preliminary Offering Memorandum, the Pricing Supplement or the Offering Memorandum or the Incorporated Documents (except to the extent expressly set forth in numbered paragraphs 23 and 24 of our letter to you of even date or in our letter to you of even date with respect to certain tax matters), and have not made an independent check or verification thereof (except as aforesaid).  However, in the course of acting as special counsel to the Issuers and the Guarantors in connection with the preparation by the Issuers and the Guarantors of the Preliminary Offering Memorandum, the Pricing Supplement and the Offering Memorandum, we reviewed the Preliminary Offering Memorandum, the Pricing Supplement, the Offering Memorandum and the Incorporated Documents, and participated in conferences and telephone conversations with officers and other representatives of the Issuers and the Guarantors, the independent public accountants for the Issuers and the Partnership, and your counsel, during which conferences and conversations the contents of the Preliminary Offering Memorandum, the Pricing Supplement, the Offering Memorandum and portions of certain of the Incorporated Documents and related matters were discussed.  We also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Issuers, the Guarantors, the General Partner and others as to the existence and consequence of certain factual and other matters.

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•                                          the Preliminary Offering Memorandum,  as of [ • ]:00 [a.m.] [p.m.], New York City time, on June [ • ], 2013 (together with the Incorporated Documents at that date), when taken together with the Pricing Supplement, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•                                          the Offering Memorandum, as of its date and as of the date hereof (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, financial statement schedules, or other financial data included in or incorporated by reference in, or omitted from, the Preliminary Offering Memorandum, the Pricing Supplement, the Offering Memorandum or the Incorporated Documents.

EXHIBIT B-3

FORM OF TAX OPINION OF LATHAM & WATKINS LLP

Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Preliminary Offering Memorandum and Offering Memorandum, we hereby confirm that the statements in the Preliminary Offering Memorandum and Offering Memorandum under the caption “Certain Material United States Federal Income Tax Consequences,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

EXHIBIT C

FORM OF OPINION OF BROCK M. DEGEYTER

Opinion of Brock M. Degeyter, general counsel of the General Partner, to be delivered pursuant to Section 5 of the Purchase Agreement.

(i)           None of (i) the issuance and delivery of the Securities and the Exchange Securities as described in the Pricing Disclosure Package and the Final Offering Memorandum, (ii) the execution, delivery and performance of the Transaction Documents by the Partnership Parties party hereto or thereto, (iii) the consummation of the any transactions contemplated by the Transaction Documents or (iv) the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Pricing Disclosure Package and the Final Offering Memorandum (A) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a change of control or default (or an event that, with notice or lapse of time or both, would constitute such an event) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Parties is a party or by which any of them or any of their respective properties may be bound, (B) violates or will violate any statute, law, regulation, ruling or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Parties or any of their properties in a proceeding to which any of them or their property is a party or is bound or (C) results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with the Revolving Credit Agreement) upon any property or assets of any of the Partnership Parties, except with respect to clauses (A), (B) and (C) for any such conflicts, violations, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(ii)           There are no legal or governmental proceedings pending to which any of the Partnership Parties is a party or of which any property or assets of any of the Partnership Parties is the subject that could, in the aggregate, reasonably be expected to result in a Material Adverse Change or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance by any Partnership Party of the Transaction Documents or the consummation of the transactions contemplated thereby; and to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

ANNEX I

Resale Pursuant to Regulation S or Rule 144A.  Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act.  Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect.  Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”